UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2012

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
31850 Northwestern Highway Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 13, 2012, Agree Limited Partnership (the “Operating Partnership”), the majority-owned operating partnership of Agree Realty Corporation (the “Company”), entered into a First Amendment to Credit Agreement, which amends the Company’s existing $85 million unsecured revolving credit facility (the “Credit Facility”) with Bank of America, N.A. and certain other lenders in the Company’s bank group.  The amendment to the Credit Facility provides for a three-year $85 million revolving credit facility that matures on October 26, 2015. The Credit Facility can be extended for two one-year extensions at the Company’s option, subject to customary conditions.  At the request of the Company, the total commitments under the Credit Facility may be increased up to an aggregate of $135 million, subject to certain terms and conditions. The amendment provides for borrowings under the Credit Facility to be priced at LIBOR plus 150 to 215 basis points depending on the Company’s leverage ratio, and were anticipated to be 150 basis points over LIBOR at closing.

The Credit Facility contains customary covenants, including financial covenants regarding debt levels, total liabilities, tangible net worth, fixed charge coverage, unencumbered borrowing base properties, permitted investments etc. The Company was in compliance with the covenant terms at closing.

The foregoing description of the amendment to the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the amendment to the Credit Facility, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 17, 2012, the Company issued a press release announcing the amendment to the Credit Facility and an additional secured financing of $23.6 million. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	First Amendment to Credit Agreement, dated December 13, 2012, among Agree Limited Partnership, Bank of America and the other lenders party thereto.

99.1	Press release, dated December 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Alan D. Maximiuk
Vice President, Finance, Chief Financial Officer and Secretary

Date: December 17, 2012

Exhibit	Description

10.1	First Amendment to Credit Agreement, dated December 13, 2012, among Agree Limited Partnership, Bank of America and the other lenders party thereto.

99.1	Press release, dated December 17, 2012.